ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) is made as of the 14 day of September, 2011 (the “Effective Date”), by and among Anoteros, Inc., a Nevada Corporation (the “Assignor”), Doolittle Edutainment Corp., a Nevada corporation (“Doolittle Edutainment”), and George G. Chachas (the “Assignee”).

Recitals

A.           Whereas, on April 29, 2011, pursuant to the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”) the Assignor through its wholly-owned subsidiary, Antero Payment Solutions, Inc. (“Antero”), acquired COA Holdings, Inc. (“COAH”), Assignor acquired COAH through the Merger of COAH with and into Antero (the “Merger”) with Antero being the surviving corporation, and the business of COAH continuing through Antero, as a wholly-owned subsidiary of Anoteros.

B.           Whereas, Assignor is the parent and owner of 100% of the capital stock of Doolittle Edutainment which is engaged in the children’s education and entertainment market.  Doolittle Edutainment’s focused is on the entertainment and education of children through various avenues through its main character “Doolittle.”  Doolittle Edutainment has completed, published and offers three the current books and holds all intellectual property and other assets relating to the character Doolittle, and the books and product line.

C.           Whereas, concurrently with and as a condition to the closing of the Merger, Assignor, Doolittle Edutainment and Assignee entered in an Option Agreement (the “Option Agreement”) under which Assignor granted Assignee the Option to call and acquire all of the capital stock of Doolittle Edutainment and all assets and intellectual property owned by Doolittle Edutainment, in consideration of the concurrent assumption by Doolittle Edutainment of any and all liabilities of Assignor to Chachas, and any and all liabilities associated with Doolittle Edutainment.  Additionally, Assignee granted Assignor an Option to put all of the capital stock of Doolittle Edutainment (including all assets and intellectual property owned by Doolittle Edutainment) to Chachas, along with any and all liabilities of Anoteros to Chachas and associated with Doolittle Edutainment.

D.           Whereas on September 12, 2011, pursuant to Section 4(b) of the Option Agreement Assignee delivery a Notice of Exercise of Assignee’s Option, to Assignor.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject and pursuant to the terms of the Option Agreement, the parties hereto hereby act and agree as follows:

1.           Assignment and Assumption.

(a)           For value received, the Assignor hereby sells, assigns and transfers unto the Assignee, George G. Chachas Trust U/D/T 9/28/90:

(i)  all of its right, title and interest in and to 4,685,000 shares (the “Shares”) of the common stock of Doolittle Edutainment Corp., represented by certificate no. 2, which shares represent 100% of the issued and outstanding shares of Doolittle Edutainment;

(ii) all of its right, title and interest in and to that certain intercompany loan receivable due and owing by Doolittle Edutainment with a current balance of $32,185.489;

(b)           The Assignor hereby assigns to Doolittle Edutainment all of the Assignors existing obligations (i) to the Assignee for unpaid accrued salary of $35,000, owning by Assignor to Assignee; (ii) to Chachas Law Group P.C., for any unpaid legal services provided by Chachas Law Group P.C., to the Assignor in amount of $24,609.22; and (iii) to Assignee under the note payable by Assignor to Assignee with a remaining unpaid balance of $36,378.18, (hereafter the “Assigned Liabilities), and Doolittle Edutainment accepts the Assigned Liabilities and hereby assumes, undertakes, and agrees, to pay, perform, fulfill and discharge, from and after the Effective Date the obligations of every nature of the Assignor to Assignee.  Except for the Assigned Liabilities, the Assignee is not assuming and is not liable for any other liabilities, debts or obligations of the Assignor whatsoever.

2.           Release by Assignee. Assignee here releases Assignor from and against any and all claims, liabilities and obligations of every kind, contingent or otherwise, arising out of or related to the Assigned Liabilities.

3.           Representations and Warranties of Assignor.  The Assignor hereby represents and warrants:

(a)           that the Assignor has the full right and authority to assign and transfer the Shares to Assignee, to assign the Assigned Liabilities to Doolittle Edutainment and to assign the Inter-Company loan payable by  Doolittle Edutainment to Assignee;

(b)           that the execution, delivery and performance of this Agreement and all other agreements, documents and instruments contemplated by this Agreement to which the Assignor is a party and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action of such entity;

(c)           that the Shares to be conveyed and transferred to Assignee hereunder shall be transferred to the Assignee free and clear of all liens, claims, security interests and encumbrances of any nature whatsoever;

(d)           that this Agreement constitutes a valid and binding obligation of Doolittle Edutainment, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by the availability of equitable remedies and defenses.

4.           Representations, Warranties and Acknowledgements of Assignee.  Assignee hereby represents and warrants:

(a)           that the Assignee has all requisite power and authority to execute and deliver this Agreement and to consummate the acquisition of the Shares and to comply with the terms, conditions and provisions of this Agreement;

(b)           that this Agreement constitutes a valid and binding obligation of the Assignee, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by the availability of equitable remedies and defenses.

(c)           that Assignee acknowledges that the Shares are not registered under the Securities Act of 1933, as amended (the “1933 Act”), on the basis that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the 1933 Act pursuant to Section 4(1).

(d)           that Assignee acknowledges that the Shares may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the 1933 Act, the Shares must be held indefinitely.

5.           Representations and Warranties of Doolittle Edutainment.  Doolittle Edutainment hereby represents and warrants:

(a)           that it has all requisite power and authority to execute and deliver this Agreement and to consummate the acquisition of the Shares and to comply with the terms, conditions and provisions of this Agreement;

(b)           that the execution, delivery and performance of this Agreement and all other agreements, documents and instruments contemplated by this Agreement to which the Assignee is a party and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action of such entity;

(c)           that this Agreement constitutes a valid and binding obligation of Doolittle Edutainment, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by the availability of equitable remedies and defenses.

6.           Notice of Assignment.  Notice of the assignment under this Assignment and Assumption Agreement shall be given by Assignor to all parties to the Assigned Liabilities or to such parties’ duly authorized agents.

7.           Further Assurances.  Assignor, Assignee and/or Doolittle Edutainment at the request of the other and without further consideration, hereby agree to execute and deliver after the date of this Assignment and Assumption Agreement such other instruments or documents and to take such additional actions as may be reasonably requested by the other party in order to effect or complete the assignment and assumption contemplated hereby.

8.           Consummation of Option Agreement.  This Assignment and Assumption Agreement is intended to evidence the consummation of the rights and obligations of the parties contemplated by the Option Agreement.  Assignor and Assignee by their execution of this Assignment and Assumption Agreement each hereby acknowledges and agrees that neither the representations and warranties nor the rights and remedies of any party under the Option Agreement shall be deemed to be enlarged, modified or altered in any way by this Assignment and Assumption Agreement.  Any inconsistencies or ambiguities between this Assignment and Assumption Agreement and the Purchase Agreement shall be resolved in favor of the Option Agreement.

9.           Notices. All notices, requests, demands and other communications under this Agreement, shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given or within five (5) business days if mailed to the party to whom notice is to be given, by first-class mail, registered, or certified, postage prepaid and properly addressed as follows:

If to the Assignor, addressed to:
Anoteros, Inc.
Attn: Michael Sinnwell Jr., President
24328 Vermont Ave., #300
Harbor City, CA 90710

If to Assignee, addressed to:
George G. Chachas
2445 Fifth Avenue
Suite 440
San Diego, CA 92101

If to Doolittle Edutainment, addressed to:
Doolittle Edutainment Corp.
Attn: George G. Chachas, President
2445 Fifth Avenue
Suite 440
San Diego, CA 92101

Any notice mailed to any party hereunder will be deemed effective within five (5) business days of deposit in the United States mail.

11.           Governing Law; Venue.  This Agreement is being executed and delivered, and is intended to be performed, in the State of California, and to the extent permitted by law, the execution, validity, construction, and performance of this Agreement shall be construed and enforced in accordance with the laws of the State of California without giving effect to conflict of law principles.  This Agreement shall be deemed made and entered into in San Diego County, State of California and venue for any Proceeding as defined below, in connection with this Settlement Agreement shall be in San Diego County, California.

12.           Waiver of Jury Trial.  The Parties hereto hereby voluntarily and irrevocably waives trial by jury in any Proceeding brought in connection with this Agreement, any of the related agreements and documents, or any of the transactions contemplated hereby or thereby. For purposes of this Agreement, “Proceeding” includes any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened, or completed proceeding, whether brought by or in the right of any party or otherwise and whether civil, criminal, administrative, or investigative, in which a Party was, is, or will be involved as a party or otherwise.

13.           Counterparts; Facsimile Signatures.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.  Facsimile signatures shall be sufficient for execution of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed and delivered as a document under seal as of the date first above written.

ASSIGNOR:

ANOTEROS, INC.

/s/ Michael J. Sinnwell Jr.
By:  Michael J. Sinnwell Jr.
Its:   President and Chief Executive Officer

ASSIGNEE:

/s/ George G. Chachas
George G. Chachas

DOOLITTLE EDUTAINMENT CORP.

/s/ George G. Chachas
By:  George G. Chachas
Its:   President and Chief Executive Officer